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Press Release                                              [Logo appears here]

Contact: Mike McShane (713) 462-4239

Release: Immediately

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             BJ SERVICES TO ACQUIRE OSCA, INC. FOR $28.00 PER SHARE

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BJ Services Company (NYSE: BJS; CBOE) announced today that it has signed a definitive merger agreement to acquire OSCA, Inc. for $28.00 per share. OSCA, Inc. (Nasdaq: OSCA), based in Lafayette, Louisiana, is a major provider of oil and gas well completion fluids, completion services and downhole completion tools in the United States and select international markets.

Under the terms of the agreement OSCA shareholders will receive $28.00 in cash per share in a merger with a subsidiary of BJ Services Company. Great Lakes Chemical Corporation, which owns approximately 53% of OSCA's common stock, has delivered its written stockholder consent approving the transaction. The Great Lakes consent constitutes sufficient action by OSCA stockholders to approve the transaction. A special committee of independent members of OSCA's Board reviewed the transaction on behalf of the public shareholders and recommended the transaction to the complete OSCA Board, which then unanimously approved the merger agreement.

CEO J.W. Stewart commented, "An acquisition strategy with focus on product and service lines complementary to pressure pumping that add strength to the Company has been key to our success over the years. BJ has stated its objective to increase its presence in the global completion tool business. OSCA's technically advanced offering of completion tools combined with BJ's extensive geographic market presence provides an attractive opportunity for expansion of this product line. OSCA also brings to BJ a premium completion fluids business that will broaden BJ's completion services offering around the world. The combination of BJ's pressure pumping capabilities and OSCA's completion tool and fluids technologies significantly strengthens our ability to meet the increasing demand for a "packaged" completion services approach in meeting our customer's needs."

BJ's existing credit facilities are sufficient to finance the transaction and the acquisition will result in the Company's debt to capitalization ratio increasing to approximately 29%. The Company believes it can achieve $15 to $20 million in operating cost synergies in the combination and it is expected to be earnings accretive in fiscal 2003.

The transaction is expected to be completed during BJ Services' third fiscal quarter and is subject to regulatory approvals, including under the Hart-Scott-Rodino Improvements Act. Shareholders of OSCA will receive an information statement describing the transaction after clearance from the Securities and Exchange Commission.

The Company has scheduled a conference call to discuss today's announcement. The call will begin at 9:00 a.m. Central Time. To participate in the conference call, please phone 719/457-2629, ten minutes prior to the start time and give the conference code number 407915. If you are unable to participate, the conference call will be available for playback three hours after its conclusion. The playback number is 719/457-0820 and the replay entry code is 407915. Playback will be available for three days.

The conference call will also be available via real-time webcast at www.bjservices.com. Playback of the webcast will be available for seven days following the conference call.

This news release contains forward-looking statements within the meaning of the Securities Litigation Reform Act that involve risks and uncertainties, including the Company's ability to consummate the merger, to integrate the

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business and operations of OSCA and to realize the costs synergies it expects to realize in the merger, and business risk such as oil and gas price volatility, variations in demand for our services, operational and other risks, and other factors described from time to time in the Company's publicly available SEC reports, which could cause actual results to differ materially from those indicated in the forward-looking statements. In this press release, the words "expect," "estimate," "project," "believe," "achievable" and similar words are intended to identify forward-looking statements.

BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry.

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